Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WJ Communications, Inc. (the “Company”) on Form 10-Q for the period ending September 26, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rainer N. Growitz, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ RAINER N. GROWITZ
Rainer N. Growitz
Interim Chief Financial Officer
Vice President of Finance and Corporate Secretary
(principal financial officer)
November 9, 2004